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                                                                 Exhibit 23(b)




                                              April 17, 1995







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

     RE: Air Products and Chemicals, Inc.--Amendment No. 1 to Registration Statement No. 33-57357 for $400,000,000 Principal Amount of Medium-Term Notes, Series D

Ladies and Gentlemen:

    We refer to Amendment No. 1 to the Registration Statement No. 33-57357 of Air Products and Chemicals, Inc. (the "Company"), filed pursuant to the Securities Act of 1933 (the "Registration Statement"), in connection with the proposed issuance and sale of the Company of up to $400,000,000 aggregate principal amount of its Debt Securities and the prospectus included in the Registration Statement which refers to us under the caption "Legal Opinions."

     The undersigned hereby consent to the reference to us in such prospectus under the caption "Legal Opinions."

                                          Very truly yours,

                                          /s/ James H. Agger

                                          James H. Agger
                                          Vice President, General Counsel
                                          and Secretary

                                           /s/ Robert F. Gerkens

                                           Robert F. Gerkens
                                           Assistant General Counsel


                                           /s/ Cornelius P. Powell

                                           Cornelius P. Powell
                                           Vice President--Taxes